Exhibit 99.1

HASI ANNOUNCES EARLY RESULTS AND UPSIZING OF CASH TENDER OFFER FOR 3.375% SENIOR NOTES DUE 2026 AND 8.00% GREEN SENIOR UNSECURED NOTES DUE 2027

Friday, June 27, 2025

ANNAPOLIS, Md.—(BUSINESS WIRE)— HA Sustainable Infrastructure Capital, Inc. (“HASI”) (NYSE: HASI), a leading investor in sustainable infrastructure assets, today announced the early results of the previously announced tender offer (the “Tender Offer”) by its indirect subsidiaries, HAT Holdings I LLC, a Maryland limited liability company (“HAT I”) and HAT Holdings II LLC, a Maryland limited liability company (“HAT II,” and together with HAT I, the “Company”), to purchase the outstanding notes listed in the table below (collectively, the “Notes” and each a “Series” of Notes). Additionally, the Company announced the increase of the Maximum Aggregate Principal Amount from $500,000,000 to an amount sufficient to accept up to $700,000,000 aggregate principal amount of the Notes (the “Maximum Aggregate Principal Amount”). The Company has also increased the series cap on the 3.375% Senior Notes due 2026 from $250,000,000 to $400,000,000 (as amended, the “Series Cap”).

Except as described in this press release, all other terms and conditions of the Tender Offer remain unchanged and are described in the Offer to Purchase dated June 12, 2025 (the “Offer to Purchase”). The Financing Condition for the Tender Offer as described in the Offer to Purchase has been satisfied. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

According to the information provided by D.F. King & Co., Inc., $920,279,000 in aggregate principal amount of the Notes were validly tendered and not validly withdrawn as of the Early Tender Deadline. In addition, the aggregate principal amount of each Series of Notes that were validly tendered and not validly withdrawn as of the Early Tender Deadline is set forth in the table below.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Series Cap	Acceptance Priority Level	Principal Amount Tendered as of Early Tender Deadline(1)	Principal Amount Expected to be Accepted as of Early Tender Time	Proration Factor(2)
3.375% Senior Notes due 2026	418751 AE3/ U2467R AE9	$1,000,000,000	$400,000,000	1	$509,215,000	$400,000,000	78.58%
8.00% Green Senior Unsecured Notes due 2027	418751 AL7/ U2467R AF6	$750,000,000	N/A	2	$411,064,000	$300,000,000	73.01%

(1)	As reported by D.F. King & Co., Inc., the tender and information agent for the Tender Offer.
(2)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

Because the total aggregate principal amount of the Notes validly tendered prior to the Early Tender Deadline exceeds $700,000,000 of Notes to be accepted, the Company does not expect to accept any further tenders of Notes following the Early Tender Deadline. The Company will accept for purchase up to the Maximum Aggregate Principal Amount of Notes validly tendered and not validly withdrawn as shown in the table above and in accordance with the acceptance priority levels specified in the table above and on the cover page of the Offer to Purchase.

Holders of Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes an Early Tender Premium (as defined in the Offer to Purchase) of $30 per $1,000 principal amount of Notes. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for such Series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase.

The Total Tender Offer Consideration will be calculated by the Dealer Managers (identified below) for the Tender Offer at 9:00 a.m., New York City time, on June 27, 2025.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the early settlement date, which is currently expected to be June 30, 2025 (the “Early Settlement Date”). In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on June 26, 2025. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

Notes that have been validly tendered and not validly withdrawn at or before the Early Tender Deadline and are accepted in the Tender Offer will be purchased, retired and cancelled by the Company on the Early Settlement Date.

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or +1 (212) 834-3554 (collect) or Citigroup Global Markets Inc. (toll-free) at +1 (800) 558-3745 or +1 (212) 723-6106 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (866) 416-0577 (all others, toll-free) or email HASI@dfking.com.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated June 12, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, HASI, the HASI Board of Directors, the Dealer Managers, the Tender Agent and Information Agent or the trustee with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About HASI

HASI is an investor in sustainable infrastructure assets advancing the energy transition. With more than $14 billion in managed assets, HASI’s investments are diversified across multiple asset classes, including utility-scale solar, onshore wind, and storage; distributed solar and storage; RNG; and energy efficiency. HASI combines deep expertise in energy markets and financial structuring with long-standing programmatic client partnerships to deliver superior risk-adjusted returns and measurable environmental benefits.

Forward-Looking Statements:

This release may contain “forward-looking statements,” which include information concerning the expected timing for completion of the Tender Offer and the expected settlement date thereof, other terms of the Tender Offer, and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous other factors, many of which are beyond HASI’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in HASI’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and HASI undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Investors:

Aaron Chew

investors@hasi.com

240-343-7526

Media:

Kenny Gayles

media@hasi.com

443-321-5756